October 30, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 1, 2018, except with respect to the reference to our opinion on the consolidated financial statements in the final paragraph, as to which the date is February 26, 2019, on our review of interim financial information of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-8 (No 333-218365) of Janus Henderson Group plc.

Very truly yours,

PricewaterhouseCoopers LLP

London, UK

PricewaterhouseCoopers LLP, 7 More London Riverside, London, SE1 2RT

T: +44 (0) 2075 835 000, F: +44 (0) 2072 127 500, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525.  The registered office of

PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH.  PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.